Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

1-800-Flowers.com, Inc. and Subsidiaries

Carle Place, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-54590, 333-119999, 333-164727 and 333-192304) of 1-800-FLOWERS.COM, Inc. and Subsidiaries of our reports dated September 13, 2019, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of 1-800-FLOWERS.COM, Inc. and Subsidiaries internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Melville, New York

September 13, 2019